UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	38-3324634
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1331 Lamar Street, Suite 1080

Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-127498.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common shares, without par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the common shares, without par value (the “Common Shares”) of Gastar Exploration Ltd., a corporation formed under the laws of the Province of Alberta, Canada (the “Company”).

A description of the Company’s Common Shares will be set forth under the captions “Price Range of Common Shares,” “Description of Capital Stock,” and “Material Income Tax Consequences” in the prospectus to be filed as part of the Company’s Registration Statement on Form S-1 (Registration No. 333-127498), as amended (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on August 12, 2005, and in any prospectus that will be filed in respect of the Form S-1 Registration Statement pursuant to Rule 424(b). Such prospectus, in the form in which it is so filed and in the form in which it will be filed pursuant to Rule 424(b), shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Company’s Form S-1 Registration Statement (Registration No. 333-127498), as amended, initially filed with the Securities and Exchange Commission on August 12, 2005 — incorporated herein by reference.

2.	Company’s Amended and Restated Articles of Incorporation — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Company’s Bylaws — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Share Certificate for the Common Shares — incorporated herein by reference to Exhibit 4.21 to the Form S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GASTAR EXPLORATION LTD.

Date: December 23, 2005	/s/ J. RUSSELL PORTER

	Name:	J. Russell Porter
	Title:	Chief Executive Officer and President

Exhibit Index

1.	Company’s Form S-1 Registration Statement (Registration No. 333-127498), as amended, initially filed with the Securities and Exchange Commission on August 12, 2005 — incorporated herein by reference.

2.	Company’s Amended and Restated Articles of Incorporation — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3.	Company’s Bylaws — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4.	Specimen Share Certificate for the Common Shares — incorporated herein by reference to Exhibit 4.21 to the Form S-1 Registration Statement.

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